Exhibit 5.1

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

November 3, 2009

Susser Holdings Corporation

Susser Holdings, L.L.C.

Susser Finance Corporation

4525 Ayers Street

Corpus Christi, Texas 78415

Ladies and Gentlemen:

We have acted as counsel to Susser Holdings Corporation, a Delaware corporation (“Susser”), Susser Holdings, L.L.C., a Delaware limited liability company (the “Co-Issuer”), Susser Finance Corporation, a Delaware Corporation (“Finance Co.”), and the subsidiaries of the Company and the Co-Issuer listed on Annex A hereto (collectively, the “Subsidiary Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of (i) shares of common stock of Susser, par value $0.01 per share (the “Shares”), (ii) senior and subordinated debt securities of Susser, which may be issued without guarantees (the “Susser Non-Guaranteed Debt Securities”) or may be guaranteed by the Co-Issuer, Finance Co. or one or more of the Subsidiary Guarantors (the “Susser Guaranteed Debt Securities”, and together with the Susser Non-Guaranteed Debt Securities, the “Susser Debt Securities”), (iii) and senior and subordinated debt securities of the Co-Issuer and Finance Co. as co-issuers, which would be guaranteed by Susser and may be guaranteed by one or more of the Subsidiary Guarantors (the “Co-Issuer Debt Securities”, and together with the Susser Debt Securities, the “Debt Securities”), and (iv) guarantees of the Debt Securities (the “Guarantees”) by Susser, the Co-Issuer, Finance Co. or one or more of the Subsidiary Guarantors (collectively, the “Guarantors”). The Shares, the Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.”

The Susser Non-Guaranteed Debt Securities will be issued under an Indenture, as supplemented by a supplemental indenture (the “Susser Non-Guaranteed Indenture”), between Susser and such Trustee as shall be named therein (the “Susser Non-Guaranteed Trustee”). The Susser Guaranteed Debt Securities and the Guarantees thereof will be issued under an Indenture, as supplemented by a supplemental indenture (the “Susser Guaranteed Indenture”), among Susser, such Guarantors as shall be named therein, and such Trustee as shall be named therein (the “Susser Guaranteed Trustee”). The Susser Non-Guaranteed Indenture and the Susser Guaranteed Indenture are hereinafter referred to collectively as the “Susser Indentures.” The Co-Issuer Debt Securities and the Guarantees thereof will be issued under an Indenture, as supplemented by a supplemental indenture (the “Co-Issuer Indenture”), among the Co-Issuer, Finance Co., Susser, such other Guarantors as shall be named therein, and such Trustee as shall be named therein (the “Co-Issuer Trustee” and, together with the Susser Non-Guaranteed Trustee and the Susser Guaranteed Trustee, the “Trustees”). The Susser Indentures and the Co-Issuer Indenture are hereinafter referred to collectively as the “Indentures.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of Susser, as amended; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; (iv) a form of the Indenture which has been filed with the Commission as an exhibit to the Registration Statement; and (v) such corporate records, limited liability company and partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Susser, the Co-Issuer, Finance Co. and the Subsidiary Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Susser, the Co-Issuer, Finance Co. and the Subsidiary Guarantors. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) at the time of execution, authentication, issuance and delivery of any Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the applicable Trustee; (iv) Susser, the Co-Issuer, Finance Co. and the Subsidiary Guarantors have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Susser, the Co-Issuer and Finance Co., as applicable, and the other party or parties thereto and (vii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Shares. Assuming that the issuance and terms of any Shares and the terms of the offering thereof have been duly authorized, when (i) Susser has received the consideration therefor specified in any applicable underwriting agreement approved by Susser’s board of directors, and (ii) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities and other rights that are exchangeable for or convertible into Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Shares (including any Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2. Susser Debt Securities. Assuming that the issuance and terms of any Susser Debt Securities and the terms of the offering thereof have been duly authorized, when (i) at the time of execution, authentication, issuance and delivery of any Susser Debt Securities, the applicable Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Susser Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Susser Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and applicable supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on Susser and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Susser, (iii) the documents governing such Susser Debt Securities are governed by New York law and (iv) the Susser Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement approved by the board of directors or any authorized committee of Susser, such Susser Debt Securities will constitute valid and binding obligations of Susser, enforceable against Susser in accordance with their terms.

3. Co-Issuer Debt Securities. Assuming that the issuance and terms of any Co-Issuer Debt Securities and the terms of the offering thereof have been duly authorized, when (i) at the time of execution, authentication, issuance and delivery of any Co-Issuer Debt Securities, the Co-Issuer Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Co-Issuer Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Co-Issuer Debt Securities to be issued under the Co-Issuer Indenture and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Co-Issuer and Finance Co., and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Co-Issuer and Finance Co., (iii) the documents governing such Co-Issuer Debt Securities are governed by New York law and (iv) the Co-Issuer Debt Securities have been duly executed and authenticated in accordance with the Co-Issuer Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement approved by the board of directors or any authorized committee of the Co-Issuer and Finance Co., such Co-Issuer Debt Securities will constitute valid and binding obligations of the Co-Issuer and Finance Co., enforceable against the Co-Issuer and Finance Co. in accordance with their terms.

4. Guarantees. Assuming that the issuance and terms of any Guarantees and the terms of the offering thereof have been duly authorized, when (i) at the time of execution, authentication, issuance and delivery of any Susser Guaranteed Debt Securities or Co-Issuer Debt Securities (together, the “Guaranteed Debt Securities”), the applicable Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Guaranteed Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Guarantees to be issued under the applicable Indenture and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the applicable Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Guarantors, (iii) the documents governing such Guarantees are governed by New York law and (iv) the Guaranteed Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement approved by the board of directors or any authorized committee of the applicable Guarantors, such Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Annex A

Name of Guarantor	Jurisdiction of Incorporation or Organization
Applied Petroleum Technologies, Ltd.	Texas
APT Management Company, LLC	Texas
C&G Investments, LLC	Delaware
Corpus Christi Reimco, LLC	Texas
GoPetro Transport LLC	Texas
Quick Stuff of Texas, Inc.	Texas
SSP BevCo I LLC	Texas
SSP BevCo II LLC	Texas
SSP Beverage LLC	Texas
Stripes Acquisition LLC	Texas
Stripes Holdings LLC	Delaware
Stripes LLC	Texas
Stripes No. 1009 LLC	Texas
Susser Financial Services LLC	Texas
Susser Petroleum Company LLC	Texas
T&C Wholesale, Inc.	Texas
TCFS Holdings, Inc.	Texas
TND Beverage, LLC	Texas
Town & Country Food Stores, Inc.	Texas